As filed with the Securities and Exchange Commission on
October 16, 1997                        Registration No. 33-61317

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549
                            __________

                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                             FORM S-8
               REGISTRATION STATEMENT NO. 33-61317
                              UNDER
                    THE SECURITIES ACT OF 1933
                            __________

                   NORFOLK SOUTHERN CORPORATION
        (Exact name of issuer as specified in its charter)

                             Virginia
                 (State or other jurisdiction of
                  incorporation or organization)

                           52-1188014
                        (I.R.S. Employer
                      Identification No.)

                     Three Commercial Place
                       Norfolk, Virginia
            (Address of Principal Executive Offices)

                            23510-2191
                            (Zip Code)

                   NORFOLK SOUTHERN CORPORATION
                     LONG-TERM INCENTIVE PLAN
                     (Full title of the plan)

                 JAMES C. BISHOP, JR., Esquire
                 Executive Vice President - Law
                  Norfolk Southern Corporation
                     Three Commercial Place
                  Norfolk, Virginia 23510-2191
            (Name and address of agent for service)

 Telephone number, including area code, of agent for service:
                         (757) 629-2750
                           __________

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                         EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to Registration Statement No. 33-61317 is being filed because the Board of Directors of Norfolk Southern Corporation ("Registrant") declared on July 22, 1997, a three-for-one split of its Common Stock, par value of $1.00 per share (the "Common Stock"), effective September 5, 1997. This Post-Effective Amendment No. 1 relates to 22,203,604 additional shares of Common Stock issuable pursuant to the provisions of the Registrant's Long-Term Incentive Plan ("Plan") as a result of such stock split. Pursuant to general instruction E to Form S-8, the Registrant incorporates by reference herein the contents of its Registration Statement on Form S-8 (No. 33-61317).


Item 5.  Interests of Named Experts and Counsel.

     An opinion has been rendered to the Corporation by Joseph C. Dimino, Esquire, General Solicitor of the Corporation, stating that any shares of Common Stock when issued and delivered for the purposes described in the Plan will be duly authorized, legally issued and fully paid and nonassessable. As of October 13, 1997, Mr. Dimino was the beneficial owner, either directly or indirectly, of approximately 4,700 shares of Common Stock. Also, as of October 13, 1997, Mr. Dimino held unexercised Options awarded under the Plan to purchase 24,750 shares of Common Stock.


Item 8.   Exhibits.

Exhibit Number           Description

      5                  Opinion of Joseph C. Dimino, Esquire,
                         regarding the legality of the securities being registered

     23                  Consent of Independent Auditors; Counsel

                         (a)  Consent of KPMG Peat Marwick, LLP

                         (b)  The Consent of Joseph C. Dimino,
                              Esquire, is contained in his
                              opinion filed as Exhibit 5 to the
                              Registration Statement

     24                  Powers of Attorney

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Norfolk Southern Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, and Commonwealth of Virginia, on this 16th day of October, 1997.


                             NORFOLK SOUTHERN CORPORATION



                             By: /s/ David R. Goode
                                   David R. Goode
                                   (Chairman, President and Chief
                                   Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on this 16th day of October, 1997, by the following persons in the capacities indicated.

Signature                          Title


/s/ David R. Goode                 Chairman, President and Chief
(David R. Goode)                   Executive Officer and Director
                                   and (Principal Executive
                                   Officer)


/s/ Henry C. Wolf                  Executive Vice President-
(Henry C. Wolf)                    Finance (Principal Financial
                                   Officer)

/s/ John P. Rathbone               Vice President and Controller
                                   (Principal Accounting Officer)

        *
(Gerald L. Baliles)                Director

        *
(Carroll A. Campbell)              Director


        *
(Gene R. Carter)                   Director

        *
(L. E. Coleman)                    Director

        *
(T. Marshall Hahn, Jr.)            Director

        *
(Landon Hilliard)                  Director

        *
(E. B. Leisenring)                 Director

        *
(Arnold B. McKinnon)               Director

        *
(Jane Margaret O'Brien)            Director

        *
(Harold W. Pote)                   Director




        *By:

          /s/ James C. Bishop, Jr.
          (James C. Bishop, Jr., Attorney-in-Fact)

                        INDEX TO EXHIBITS

Exhibit
Number                       Description

  5 Opinion of Joseph C. Dimino, Esquire, regarding the legality of the securities being registered.

 23            Consent of Independent Auditors; Counsel.

               (a)  Consent of KPMG Peat Marwick, LLP.

               (b) The Consent of Joseph C. Dimino, Esquire, is contained in his opinion filed as Exhibit 5 to the Registration Statement.

 24            Powers of Attorney.